Exhibit 107

Calculation of Filing Fee Tables

Form F-1

Siyata Mobile Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering (1)(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Share, no par value per share	457(o)	—	—	$4,000,000	0.0001476	$590.40

		Total Offering Amounts				$4,000,000	0.0001476	$590.40
		Total Fees Previously Paid						-
		Total Fee Offsets						-
		Net Fee Due						$590.40

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the common shares, no par value per share, registered hereby also include an indeterminate number of additional common shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.